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As filed with the Securities and Exchange Commission on July 25, 2002

Registration No. 333-46394

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHOTOGEN TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	36-4010347 (I.R.S. Employer Identification Number)
140 Union Square Drive New Hope, PA 18938 (215) 862-6860 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

TAFFY J. WILLIAMS, PH.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
PHOTOGEN TECHNOLOGIES, INC.
140 Union Square Drive
New Hope, PA 18938
(215) 862-6860
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
THEODORE W. GRIPPO GRIPPO & ELDEN 227 WEST MONROE, STE. 3600 CHICAGO, ILLINOIS 60606 (312) 704-7700

        Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SECURITIES

        On September 22, 2000, Photogen Technologies, Inc., a Nevada corporation, filed a registration statement on Form S-3 (No. 333-46394) using a "shelf" registration process to register $40,000,000 of common stock. On February 9, 2001, the Commission declared the Registration Statement effective. Since that time and from time to time, Photogen has filed prospectus supplements under the Registration Statement offering shares of common stock to Isosceles Fund Limited and Ballsbridge Finance Limited. In all, Photogen sold $1,125,000 worth of its common stock (695,486 shares total) under the Registration Statement, with $38,875,000 worth of common stock remaining unsold.

        Photogen no longer desires to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the shares that remain unsold under the Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, Commonwealth of Pennsylvania on July 25, 2002.

PHOTOGEN TECHNOLOGIES, INC.
By:	/s/ TAFFY J. WILLIAMS, PH.D. Taffy J. Williams, Ph.D. Chief Executive Officer, President and Director

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ TAFFY J. WILLIAMS, PH.D. Taffy J. Williams, Ph.D.	President, Chief Executive Officer and Director, Chairman of the Board	July 25, 2002
By:	/s/ BROOKS BOVEROUX Brooks Boveroux	Senior Vice President—Finance and Chief Financial Officer and Treasurer (principal financial and accounting officer)	July 25, 2002
By:	/s/ ERIC A. WACHTER, PH.D.* Eric A. Wachter, Ph.D.	Director, Vice President and Secretary	July 25, 2002
By:	/s/ ROBERT J. WEINSTEIN, M.D.* Robert J. Weinstein, M.D.	Director	July 25, 2002
By:	/s/ LESTER H. MCKEEVER, JR.* Lester H. McKeever, Jr.	Director	July 25, 2002
By:	/s/ GENE GOLUB* Gene Golub	Director	July 25, 2002
By:	/s/ AIDAN KING* Aidan King	Director	July 25, 2002

*By:	/s/ TAFFY J. WILLIAMS, PH.D. Taffy J. Williams, Ph.D. Attorney-in-fact pursuant to powers of attorney included in Form S-3 Registration Statement (File No. 333-46394) as filed on September 22, 2000

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DEREGISTRATION OF SECURITIES
SIGNATURES
POWER OF ATTORNEY